EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND

(II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED.

EXHIBIT 10.1

MATERIAL TRANSFER AND RESEARCH AGREEMENT

This Material Transfer and Research Agreement (the “Agreement”) is made as of May 15, 2020, (“Effective Date”) by and between AIM ImmunoTech, Inc. (“AIM”), located at 2117 SW Highway 484, Ocala, FL 34473, and University of Rochester (“Rochester”), having a business address at the Office of Research & Project Administration 518 Hylan Building, Box 270140, Rochester, NY 14627. AIM and Rochester shall be referred to individually as a “party” and together as the “parties.”

WHEREAS, Rochester may receive Confidential Information pertaining to AIM’s inventions and knowhow and wishes to receive samples of AIM’s drug Ampligen® for the sole purposes of conducting the pre-clinical Research Project, and

WHEREAS, AIM is willing to provide Confidential Information and Ampligen® to Rochester solely for purposes of conducting the Research Project and in exchange for a potential non-exclusive license to resulting Intellectual Property from the Research Project, on the following terms and conditions,

NOW THEREFORE, in consideration of the premises and the mutual agreements and undertakings herein set forth, Rochester and AIM hereby agree as follows:

1.       DEFINITIONS. Whenever used in this Agreement, the following terms will have the following meanings:

1.1 “Confidential Information” means any confidential or proprietary information, knowledge, intellectual property, pre-clinical and clinical information or data, technical and/or non-technical material or property, relating to RNA pharmaceutical products and technologies, including but not limited to double-stranded RNA compounds and in particular the double-stranded RNA compound trademarked Ampligen® provided under this Agreement. A party disclosing Confidential Information shall be a “Disclosing Party” and a party receiving same shall be a “Receiving Party.”

1.2 The “Research Project,” described in the Exhibit section, and appended by reference, is to be conducted by Rochester utilizing Ampligen® and is being funded by an entity independent of AIM.

1.3 The Principal Investigator means the person(s) responsible for the day-to-day supervision of the Research Project as identified in Exhibit A.

2.       PROVIDING OF MATERIAL, CONFIDENTIAL INFORMATION, AND PERFORMANCE OF THE RESEARCH PROJECT.

2.1 AIM shall provide to Rochester such Ampligen® as described in Exhibit(s) and which as may be reasonably requested by Rochester from time to time for purposes of the Research Project and shall be used by Rochester solely for the purpose of conducting the Research Project. The Ampligen® delivered pursuant to this Agreement shall not be sold, distributed or otherwise made available by the Institution to any other party for any other purpose.

2.2 The parties shall provide to each other such Confidential Information as is reasonably necessary for purposes of the Research Project.

2.3 The parties will utilize the Confidential Information exchanged solely for the purposes of conducting the Research Project.

2.4 Rochester will promptly and diligently pursue the Research Project in a scientific manner, documenting the work performed and results achieved in pursuing the Research Project and disclose results of the Research Project to AIM as described in Article 5 herein.

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THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND

(II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED.

3.	INTELLECTUAL PROPERTY.

3.1 Ownership of and title to all copyrights, patents and other intellectual property rights in all inventions, discoveries, and other intellectual property (all herein “Intellectual Property”) which are made, conceived, reduced to practice, generated by or arise out of the Research Project under this Agreement shall follow inventorship under U.S. patent law. Inventions made solely by Rochester shall be owned solely by Rochester. Inventions made solely by AIM shall be owned solely by AIM. Inventions made by both parties shall be owned jointly. Rochester hereby grants a non-exclusive, royalty free license to any Intellectual Property developed under this Agreement to AIM for internal research and development uses only. The provisions of this Article 3 shall survive any termination or expiry of this Agreement.

Rochester further grants to AIM an exclusive first option as well as a right of first refusal to an exclusive, world-wide license (with the right to grant sub-licenses), to exploit the Intellectual Property. AIM may exercise its option with regard to such Intellectual Property by providing Rochester with written notice within three (3) months after Rochester provides notice of such Intellectual Property to AIM. Upon AIM’s exercise of the option within the three (3) months, AIM and Rochester will negotiate in good faith in an attempt to reach a license agreement satisfactory to both parties, the negotiation period not to exceed six months. If AIM does not exercise the option, or Rochester and AIM are unable to finalize terms of an exclusive license on commercially reasonable terms, Rochester shall be free to grant a license, exclusive or non-exclusive to any other party.

4.	CONFIDENTIALITY.

4.1 (a) The parties will employ the same degree of care to keep the Disclosing Party’s Confidential Information confidential as they employ with respect to their own information of like importance, which shall not constitute less than a reasonable standard of care, and will not use the Disclosing Party’s Confidential Information except for the express purposes of this Agreement and will not disclose any Confidential Information received from the other party to any third party, including, but not limited to, any third party investor, except to employees, staff, students and/or consultants who are entitled to know such Confidential Information for the purposes of carrying out the object of this Agreement, and who the Receiving Party causes to comply with the provisions of this Agreement. Nothing in this Agreement shall prevent a Disclosing Party from disclosing or using its own Confidential Information as it deems appropriate.

(b)       The Receiving Party will ensure that its employees, staff, students and/or consultants shall abide by the terms of this Agreement.

4.2 All Confidential Information shall remain the property of the Disclosing Party. Upon the written request of a Disclosing Party or upon termination or expiration of this Agreement, all tangible Confidential Information received from the Disclosing Party (including all copies thereof and samples) shall be promptly returned to the Disclosing Party; provided that the Receiving Party may retain one (1) copy of such tangible Confidential Information in a secure location for purposes of identifying its obligations under this Agreement.

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(II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED.

4.3 The obligations of confidentiality and non-use set forth in this Article 4 of this Agreement shall not apply to any portion of the Confidential Information that:

(a)	is or becomes public or available to the general public without being wrongfully obtained or through breach of Agreement or is developed independently of Confidential Information received from the Disclosing Party; or

(b)	was known to and evidenced by the Receiving Party’s reasonable records prepared prior to the date of this Agreement; or

(c)	is properly obtained by the Receiving Party from a third party with a valid legal right to disclose such Confidential Information and such third party is not under a confidentiality obligation to the Disclosing Party; or

(d)	is released by the Disclosing Party to a third party without restriction.

4.4 In the event that a Receiving Party is requested or required (by deposition, interrogatories, request for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Disclosing Party’s Confidential Information, the Receiving Party shall provide the Disclosing Party with prompt notice of any such request or requirement so the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Confidentiality Agreement. If, in the absence of a protective order or other remedy or the receipt of a signed written waiver, the Receiving Party or its representatives are nonetheless, in the written opinion of their counsel, legally compelled to disclose Confidential Information to any governmental or regulatory body or else stand liable for contempt or suffer such other censure or penalty, Receiving Party may, without liability hereunder, disclose to such body only that portion of the Confidential Information the Receiving Party is legally required to be disclosed, provided that the Receiving Party exercised efforts to allow the Disclosing Party to use its reasonable efforts to preserve the confidentiality of the Confidential Information.

4.5 Nothing in this Agreement shall be construed as giving a Receiving Party any right, title, interest in or ownership of the Confidential Information.

4.6 The provisions of this Article 4 shall survive any termination or expiry of this Agreement, provided the Receiving Party’s obligations of confidentiality and non-use with respect to the Disclosing Party’s Confidential Information shall terminate five (5) years from the Effective Date of this Agreement.

5.	DISCLOSURE

5.1 During the term of the Research Project, Rochester shall provide AIM on a bi-annual basis a summary of the results including efficacy and safety data of the Research Project.

5.2 Notwithstanding anything to the contrary, this Agreement shall not be interpreted to prevent or delay publication of the Research Project results. Rochester agrees to notify AIM within a reasonable period, not less than thirty (30) days, prior to the submission for publication of the Research Project results or other disclosure of the results. AIM is entitled to review such proposed publication or disclosure. Rochester agrees to delete from any such proposed publication or disclosure any Confidential Information disclosed by AIM to Rochester, upon the reasonable request of AIM. AIM may request the reasonable delay of any such proposed publication or disclosure for an additional thirty (30) day period in order to file or have filed any patent applications on any inventions disclosed therein. Rochester agrees to provide appropriate acknowledgement of the source of the material received under this Agreement in all publications.

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EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND

(II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED.

6.	INDEMNIFICATION.

6.1 Indemnification. Except to the extent prohibited by law and/or to the extent caused by the negligence, gross negligence and/or wilful misconduct of AIM, Rochester shall indemnify, defend and hold harmless AIM, its directors, officers, employees (collectively, “AIM Indemnities”) against any third party claims, including reasonable attorney’s fees for defending those claims (each, a “Claim”), to the extent a Claim arises out of improper use, storage, or disposal of the Confidential Information and/or material received under this Agreement.

7.	TERMINATION.

7.1 This Agreement shall terminate upon the earlier of (a) the completion of the Research Project, (b) the written agreement signed by authorized representatives of the parties, or (c) three (3) years from the Effective Date.

8.	LEGAL COMPLIANCE; AUTHORIZATION.

8.1 Legal Compliance. Each Party shall comply in all material respects with all U.S., federal and state laws and regulations applicable to the conduct of its business pursuant to this Agreement.

9.	FORCE MAJEURE.

9.1 Effects of Force Majeure. Neither Party shall be held liable or responsible for failure or delay in fulfilling or performing any of its obligations under this Agreement in case such failure or delay is due to any condition beyond the reasonable control of the affected Party including, but not limited to, acts of God, strikes, war, riot, earthquake, tornado, hurricane, fire, civil disorder, explosion, flood, sabotage, governmental order relating to national defense requirements (a “Force Majeure Event”). Such excuse shall continue as long as the Force Majeure Event continues, provided, however, that Rochester may cancel without penalty any and all orders upon the occurrence of a Force Majeure Event. Upon cessation of such Force Majeure Event, such Party shall promptly resume performance on all orders which have been terminated.

9.2 Notice of Force Majeure Event. In the event either Party is delayed or rendered unable to perform due to a Force Majeure Event, the affected Party shall give notice thereof and its expected duration to the other party no later than five (5) days after the occurrence of the Force Majeure Event. Upon notice of a Force Majeure Event, the obligations of the affected Party will be suspended during the continuation of the Force Majeure Event. The affected Party shall take commercially reasonable steps to remedy the Force Majeure Event with all reasonable discretion, but such obligation shall not require the settlement of strikes or labor controversies on terms unfavourable to the affected Party.

10.	MISCELLANEOUS.

10.1 Notices. All notices required or permitted to be given under this Agreement will be given in writing and will be effective when either personally delivered (including delivery by Fedex or other courier), or when sent by facsimile, addressed as follows:

To: University of Rochester

Steve Dewhurst

Vice Dean for Research

Professor & Chair, Microbiology & Immunology

School of Medicine & Dentistry

University of Rochester

Tel: (585) 275 3216

stephen_dewhurst@urmc.rochester.edu

To AIM ImmunoTech, Inc.:

604 Main Street

Riverton, NJ 08077

Attn: David R. Strayer, MD, CSO/CMO

Email: David.Strayer@aimimmuno.com

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EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND

(II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED.

Or such other address as either party may hereinafter specify by written notice to the other under this Section 10.1. Such notices and communications will be deemed effective on the date of personal delivery or upon confirmed answer back by facsimile.

10.2 Entire Agreement; Amendment and Waivers. This Agreement, including all Exhibits hereto, is the entire agreement between Rochester and AIM with respect to the specific subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters. This Agreement may not be modified, amended or terminated, nor may any term hereof be waived, except by an instrument in writing, signed by authorized representatives of both Rochester and AIM.

10.3 Severability; Enforcement. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, is held by a court of competent jurisdiction to be invalid, unenforceable, or void, as written, in whole or in part, such provision will be deemed to be amended to the extent necessary to be enforceable and applied by such court in the broadest possible manner, consistent with enforceability, and the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances will remain in full force and effect.

10.4 Assignment; Binding Effect. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, as such, this Agreement may not be assigned, nor may any of the rights or obligations be delegated, without the prior approval and express written consent of both parties.

10.5 Remedies. The parties agree that they will be entitled to seek injunctive relief against the other party in the event of any breach of the confidentiality terms of this Agreement, in addition to any other relief (including damages) available under this Agreement or under law.

10.6 Governing Law. (a) The validity, interpretation, enforceability, and performance of this Agreement will be governed by and construed in accordance with the laws of New York without regard to the application of conflict laws.

(b)       Any legal action or proceeding with respect to this Agreement may be brought in the courts of New York, and by execution and delivery of this Agreement, the parties agree to the jurisdiction of those courts.

10.7 Counterparts. This Agreement may be executed in one, or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

10.8 Waiver. Neither Party’s waiver of any breach or failure to enforce any of the terms and conditions of this Agreement, at any time, shall in any way affect, limit or waiver such Party’s right thereafter to enforce and compel strict compliance with every term and condition of this Agreement.

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EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND

(II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED.

10.9 Headings. The headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

10.10 Construction. This Agreement has been jointly prepared on the basis of the mutual understanding of the Parties and shall not be constructed against either Party by reason of such party’s being the drafter hereof or thereof.

10.11 Exhibits, Schedules and Attachments. Any and all exhibits, schedules and attachments referred to herein form an integral part of this Agreement and are incorporated into this Agreement by such reference.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

AIM IMMUNOTECH, INC.

By:	/s/ Peter Rodino	Date: 6/1/2020
Name:	Peter Rodino
Title:	General Counsel

UNIVERSITY OF ROCHESTER

By:	/s/ Anthony Beckman	Date: 6/1/2020
Name:	Anthony Beckman
Title:	Associate Director, ORPA

Read and Acknowledged:

I have read the foregoing and, while not a party to this Agreement, I understand and will comply with the obligations stated herein.

By:	/s/ Stephen Dewhurst
Name:	Stephen Dewhurst, Ph.D.
Title:	Professor
Vice Dean for Research

Date:	6/1/2020

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(II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED.

Exhibit A

Research Project

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The detailed protocol design will be sent to AIM for review and comment prior to the start of the laboratory experiments with Ampligen.

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